CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in this Form S-3 registration statement of our report dated February 16, 1996 (except with respect to the matter discussed in Note 4 as to which the date is March 26, 1996) included (or incorporated by reference) in Big Entertainment, Inc.'s Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.




ARTHUR ANDERSEN LLP


Miami, Florida
  January 31, 1997